Exhibit 99.1

February 14, 2012

Special Meeting of Shareholders on Mar. 9

As previously announced, we will be holding a Special Meeting of Shareholders on Mar. 9 in the Headquarters’ Auditorium at 9 a.m. The purpose of the meeting is to, among other things, consider and vote on the proposal to approve the Agreement and Plan of Merger with a subsidiary of BI-LO, LLC, which was announced December 19, 2011.

Team members who owned shares of Winn-Dixie common stock as of January 27, 2012 will be permitted to attend the meeting, but are asked to pre-register and provide proof of stock ownership by contacting Janet O’Rourke . She can also be contacted at 904-370-7007. Please note that the deadline for pre-registration is Wednesday, Mar. 7.

Thank you in advance for your cooperation and assistance.

Sincerely,

Tim Williams

Senior Vice President, General Counsel and Corporate Secretary

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Winn-Dixie Stores, Inc. has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED BY WINN-DIXIE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT WINN-DIXIE AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Winn-Dixie Stores, Inc. with the SEC may be obtained free of charge by contacting Winn-Dixie at Winn-Dixie Stores, Inc., Attn: Investor Relations, 5050 Edgewood Court, Jacksonville, Florida, 32254-3699. Our filings with the SEC are also available on our website at www.WinnDixie.com.

Participants in the Solicitation

Winn-Dixie and its officers and directors may be deemed to be participants in the solicitation of proxies from Winn-Dixie’s shareholders with respect to the merger. Information about Winn-Dixie’s officers and directors and their ownership of Winn-Dixie’s common shares is set forth in the proxy statement for Winn-Dixie’s 2011 Annual Meeting of Shareholders, which was filed with the SEC on September 27, 2011. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Winn-Dixie and its officers and directors in the merger by reading the definitive proxy statements regarding the merger, which has been filed with the SEC.